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                                  Exhibit 21.1

                                                     State or Jurisdiction
          Name of Subsidiary                            of Incorporation
    -------------------------------              -------------------------------
    Nexus Custom Electronics, Inc.               Delaware
    Interface Electronics Corp.                  Massachusetts